APOLLO GOLD CORPORATION

SUBSCRIPTION AGREEMENT

for

UNITS

INSTRUCTIONS

1.    Complete and sign page (i) of the Subscription Agreement under the heading "Subscription Details".

2.    Read the "Terms and Conditions of Subscription for the Units" - Schedule "A".

3.    Complete and sign the Certificate of Offshore Purchaser - Schedule "B".

SUBSCRIPTION FOR UNITS

TO:	Apollo Gold Corporation (the "Corporation" or "Apollo")
5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado, U.S.A., 80111- 3220

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of units ("Units") set forth below at a price of Cdn.$0.35 per Unit for the aggregate consideration set out below. Each Unit shall consist of one common share (a "Share") of the Corporation and approximately 0.17167 common share purchase warrants ("Warrants") of the Corporation (for the elimination of doubt, there will be a total of 2,000,000 Warrants), each whole Warrant entitling the holder to acquire one Share at a price of Cdn.$0.39 for a period of two years from the date of issuance. The Subscriber agrees to be bound by the terms and conditions set forth in the attached Schedule "A"-"Terms and Conditions of Subscription for Units", the attached Schedule "B" - Representation Letter, and the attached Schedule "C" - Registration Rights Agreement (the "Registration Rights Agreement"), including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached hereto.

JIPANGU INC.
(Name of Subscriber - please print)

By: /s/ Tamisuke Matsufuji
Authorized Signature

Per: President and CEO
(Official Capacity or Title - please print)

Please print name of individual whose signature appears above if different than the name of the subscriber printed above.

3-6-9- Kita-Shinagawa
Shinagawa-ku
Tokyo 140-0001, Japan
(Subscriber’s Address)

(Telephone Number)                                                                                   (E-mail Address)

(Social Insurance Number)

Number of Units: 11,650,000

Aggregate Consideration: US$3,500,000

Number of Common Shares currently held by the Subscriber (excluding the Shares subscribed for hereunder) 10,000,000

Register the Shares and Warrants as set forth below: Name Account reference, if applicable Address	Deliver the Shares and Warrants as set forth below: Name Account reference, if applicable Address Telephone Number Attention

Confirmation and Acceptance.

Apollo hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement.

DATED as of the 17th day of October, 2005.

APOLLO GOLD CORPORATION

Per:  /s/ R. David Russell

Authorized Signing Officer

SCHEDULE "A"

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

1.0    INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

(a)
"Agreement" means this subscription agreement to be entered into between Apollo and the Subscriber, and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

(b)	"AMEX" means the American Stock Exchange;

(c)	"Apollo" means Apollo Gold Corporation;

(d)
"Applicable Securities Laws" means, in respect of each and every offer and sale of the Units, the securities legislation and exchange rules having application thereto and the rules, policies, notices and orders issued by applicable securities regulatory authorities having application thereto;

(e)	"Business Day" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario, Denver, Colorado or Tokyo, Japan;

(f)	"Closing" means the closing of the purchase of the Units by the Subscriber;

(g)
"Closing Date" means the date that is the 61st day after the closing of the Florida Canyon Transaction, or, if the Share Purchase Agreement is terminated in accordance with its terms and this Agreement is still in effect, the tenth (10th) Business Day after the termination of the Share Purchase Agreement;

(h)	"Closing Time" means 10:00 a.m. (Toronto time) on the applicable Closing Date or such other time as Apollo and the Subscriber may mutually agree upon in writing;

(i)	"Common Share" means a common share in the share capital of Apollo;

(j)	"Exemptions" means the exemptions from prospectus and registration requirements under Applicable Securities Laws;

(k)	"Florida Canyon Transaction" means the share purchase transaction contemplated by the Share Purchase Agreement;

(l)	"Non-US Offering Jurisdictions" means the Offering Jurisdictions other than the United States;

(m)	"Offering" means the Private Placement;

(n)	"Offering Jurisdictions" means all jurisdictions in which the Units are offered;

(o)	"Private Placement" means the offering by Apollo for sale of the Units in the Non-US Offering Jurisdictions on a private placement basis relying on one or more Exemptions;

(p)	"Promissory Note" means the US$2,500,000 promissory note issued by Apollo to the Subscriber and dated October 17, 2005;

(q)	"Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Schedule "C";

(r)
"Registration Statement" means the registration statement that Apollo agrees to file with the SEC pursuant to the Registration Rights Agreement to register the Shares and the Warrant Shares for resale pursuant to the terms of the Registration Rights Agreement;

(s)	"SEC" means the United States Securities and Exchange Commission;

(t)
"Share Purchase Agreement" means the share purchase agreement dated the date hereof between Jipangu Inc., Jipangu International Inc., Apollo Gold, Inc. and Apollo pursuant to which Apollo Gold, Inc. has agreed to sell, and Jipangu International Inc. has agreed to purchase, all of the issued and outstanding shares in the capital stock of Florida Canyon Mining, Inc., Standard Gold Mining, Inc. and Apollo Gold Exploration, Inc.;

(u)	"Shares" means the 11,650,000 Common Shares subscribed for hereunder;

(v)	"Subscription Price" means the aggregate subscription price paid by the Subscriber for that number of Units subscribed for hereunder;

(w)	"Subsidiaries" means, collectively, the subsidiaries of the Corporation;

(x)	"TSX" means the Toronto Stock Exchange;

(y)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(z)	"Warrant Share" means the Common Shares issuable upon the exercise of the Warrants;

(aa)
"Warrants" means a common share purchase warrant comprising part of the Units, each whole Warrant entitling the holder to purchase one Common Share at a price of Cdn.$0.39 at any time from the date of issue until 5:00 p.m. (Toronto time) on the date that is two years from the date of issue.

1.2    Time is of the essence of this Agreement.

1.3    This Agreement is to be read with all changes in gender or number as required by the context.

1.4    The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5    All monetary amounts specified in this Agreement, including references to "Dollar", "Cdn.$" and "$", are in the lawful currency of Canada, unless otherwise specified. All references in this Agreement to "US$" are references to the lawful currency of the United States of America. For purposes of this Agreement, US$1.00 shall be deemed to equal Cdn.$1.165.

1.6    This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of Ontario and the federal laws of Canada applicable therein, and the courts of the Province of Ontario will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.0    SUBSCRIPTION FOR THE UNITS

2.1    The Subscriber hereby confirms its irrevocable subscription for and offer to purchase from Apollo that number of Units as set out on page (i) of this Agreement, on and subject to the terms and conditions set out in this Agreement.

3.0    DESCRIPTION OF THE UNITS, ETC.

3.1    The Shares and the Warrants comprising the Units will be issued and registered in the name of the Subscriber or its nominee as per the instructions on page (i) of this Agreement. The Warrants will be issued in the form attached hereto as Schedule "D".

3.2    Apollo will use its commercially reasonable best efforts to obtain the conditional listing of the Shares and the Warrant Shares on the TSX and the listing of the Shares and the Warrant Shares on the AMEX.

3.3    Apollo will file the Registration Statement with the SEC as contemplated in the Registration Rights Agreement.

4.0    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

4.1    The Corporation represents, warrants, covenants and acknowledges, as applicable, to and with the Subscriber, as at the date hereof and as at the Closing Time:

(a)
the Corporation and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted, and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets; and the Corporation has all required corporate power and authority to create, issue and sell the Units, to enter into this Agreement and to carry out the provisions of such agreement;

(b)
the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as of October 14, 2005, 106,556,451 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(c)
all information which has been prepared by the Corporation relating to the Corporation and the Subsidiaries and their business, property and liabilities and either publicly disclosed or provided to the Subscriber, including all financial, marketing and operational information provided to the Subscriber is, as of the date of such information and when such information is considered as a whole, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(d)	the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder does not and will not:

(i)
require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except (i) as of the date hereof, such as have been obtained or such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the TSX and the AMEX; and (ii) as of the Closing Time, such as have been obtained, with the exception of the final approval of the TSX;

(ii)	result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:

(A)
any of the terms, conditions or provisions of the constating documents or resolutions of the shareholders, directors or any committee of directors of the Corporation or any Subsidiary or any material indenture, agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or they are contractually bound; or

(B)
any statute, rule, regulation or law applicable to the Corporation or the Subsidiaries including, without limitation, the Applicable Securities Laws of the Offering Jurisdictions, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiaries; or

(C)
any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or a material portion of the assets of the Corporation or any Subsidiary are bound, or any judgment, decree, order, statute, rule or regulation applicable to any of them;

(e)	at Closing, the Corporation will have filed all documents, taken all proceedings and obtained all regulatory consents necessary as a precondition to the sale of the Units;

(f)
this Agreement shall be, by the Closing Time, duly authorized, executed and delivered by the Corporation and the obligations of the Corporation hereunder shall be legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

(g)	the Common Shares are quoted for trading on AMEX and the TSX;

(h)
all necessary corporate action will have been taken by the Closing Date to authorize the issue and sale of, and the delivery of certificates representing, the Shares and Warrants comprising the Units and, upon payment of the requisite consideration for the Units, the Shares will be validly issued as fully paid and non-assessable shares and the Warrants will be validly issued and, upon the issue of the Warrant Shares in accordance with the Warrant terms, the Warrant Shares will be validly issued as fully paid and non-assessable shares;

(i)
no order ceasing, halting or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters, and, to the best of the Corporation knowledge, no investigations or proceedings for such purposes are pending or threatened;

(j)
neither the Corporation nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Common Shares on or from the AMEX or the TSX and the Corporation will have complied, in all material respects, with the rules and regulations of eligibility on AMEX and the TSX;

(k)	the Corporation is a "reporting issuer" under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is not in default of any of the requirements of the 1934 Act; and

(l)	none of the information provided by the Corporation to the Subscriber in connection with the subscription for the Units is material information that has not been publicly disclosed.

4.2    The Corporation hereby covenants to and with the Subscriber that:

(a)
the Corporation will use all reasonable efforts to maintain its status as a reporting issuer not in default in each of the Offering Jurisdictions in which it is a reporting issuer or equivalent for a period of three-years from the Closing Date;

(b)	the Corporation will use all reasonable efforts to maintain the listing of the Common Shares on the TSX and AMEX to the date which is three-years following the Closing Date;

(c)	the Corporation will use all reasonable efforts to file, as required, the Registration Statement within the time period set forth in the Registration Rights Agreement; and

(d)	the Corporation shall, as soon as practicable, use all reasonable efforts to receive all necessary consents to the transactions contemplated herein.

5.0    REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

5.1    The Subscriber represents, warrants, covenants and acknowledges, as applicable, to and with Apollo, on the Subscriber’s own behalf and on behalf of any disclosed principal for whom the Subscriber is acting as agent (and acknowledges that Apollo and its counsel, are relying thereon), as at the date hereof and as at the Closing Time:

(a)	the Subscriber understands that any funds invested are available to and will be paid to Apollo in accordance with the provisions of this Agreement and need not be refunded to the Subscriber;

(b)
the Units are being offered for sale in an Offering Jurisdiction only on a "private placement" basis and that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus under the Applicable Securities Laws in such Offering Jurisdiction or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum, that no prospectus has been filed by Apollo with any of the applicable securities regulatory authorities in connection with the issuance of the Units in such Offering Jurisdiction, and that:

(i)
as a result, certain protections, rights and remedies provided by the Applicable Securities Laws in such Offering Jurisdiction including statutory rights of rescission or damages, will not be available to the Subscriber;

(ii)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(iii)	there is no government or other insurance covering the Units;

(iv)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Securities Laws in such Offering Jurisdiction; and

(v)	Apollo is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws in such Offering Jurisdiction;

(c)
the Subscriber certifies that it is or, if the Subscriber is acting as agent for a disclosed principal, such principal is, resident in the jurisdiction set out on the first page of this Agreement under the heading "Subscriber Information" and "Beneficial Subscriber Information", as the case may be, which address is the residence or place of business of the Subscriber or such disclosed principal, and that such address was not obtained or used solely for the purpose of subscribing for the Units;

(d)	the Subscriber is purchasing the Units:

(i)
as principal for its own account and not for the benefit of any other person or is deemed under the Applicable Securities Laws to be purchasing the Units as principal, and in either case is purchasing the Units for investment only and not with a view to the resale or distribution of all or any of the Units; or

(ii)
as agent for a disclosed principal and is not deemed under the Applicable Securities Laws to be purchasing the Units as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such disclosed principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Units;

(e)
the Subscriber will file all forms and reports, together with the prescribed fees, that may be required by Applicable Securities Laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed therein, in respect of this subscription, the purchase or any subsequent disposition of the Units;

(f)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Units;

(ii)	that any person will refund the purchase price of any of the Units; or

(iii)	as to the future price or value of any of the Shares comprising part of the Units;

(g)
the Subscriber, and any beneficial purchaser for whom it is acting, is at arm's length (within the meaning of the Applicable Securities Laws) with Apollo, except as disclosed in writing by the Subscriber to Apollo;

(h)
the Subscriber is not (other than if the Subscriber is an officer or director of Apollo or any of its affiliates) and will not become a "control person" of Apollo by virtue of the purchase of the Units and does not intend to act in concert with any other person to form a control group of Apollo;

(i)	this Subscription has not been solicited in any manner contrary to the Applicable Securities Laws;

(j)
Apollo will have the right to accept this subscription in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Units to the Subscriber in a Non-US Offering Jurisdiction being exempt from the prospectus and registration requirements of the Applicable Securities Laws in such Non-US Offering Jurisdiction;

(k)
the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual, is of full age of majority, and if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(l)
the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(m)	this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(n)
in the case of a subscription by it for the Units acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;

(o)
if required by the Applicable Securities Laws, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist Apollo in filing such reports, undertakings and other documents as may be required;

(p)
the Subscriber has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(q)
the Subscriber and each beneficial purchaser for whom it is acting acknowledges that investment in the Units is speculative in nature and that there are risks associated with the purchase of the Units and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Units, fully understands the speculative nature of the Units and is able to bear the economic risk of loss of its entire investment;

(r)	Apollo may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser for whom the Subscriber may be acting;

(s)
the Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document from Apollo describing the business and affairs of Apollo with respect to the offering and purchase of the Units;

(t)	this subscription is not enforceable by the Subscriber unless it has been accepted by Apollo;

(u)
in connection with the Subscriber’s subscription, the Subscriber has not relied upon Apollo for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Subscriber’s own personal investment advisers, legal counsel and tax advisers and the Subscriber is able, without impairing its financial condition, to hold the Units for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment;

(v)
all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber;

(w)	none of the funds the Subscriber is using to purchase the Units is, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(x)
it is aware that the Shares, the Warrants and the Warrant Shares have not been and may not be registered under the U.S. Securities Act and that the Shares, the Warrants and the Warrant Shares may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration;

(y)
it is not a "U.S. Person" (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Units for the account or benefit of a U.S. Person or a person in the United States;

(z)
the Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Agreement was executed and delivered;

(aa)
it undertakes and agrees that it will not offer or sell the Shares, the Warrants or the Warrant Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Shares, the Warrants or the Warrant Shares except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(bb)	it will not engage in hedging transactions with regard to the Shares, the Warrants or the Warrant Shares unless conducted in compliance with the U.S. Securities Act;

(cc)
it acknowledges that the Corporation will refuse to register any transfer of any of the Shares, the Warrants or the Warrant Shares not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

(dd)	it acknowledges that there are hold periods and resale restrictions on the Units as set out in Section 8.0 hereof.

5.2    The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by the Subscriber with the intent that they may be relied upon by Apollo in determining its eligibility as a purchaser of the Units under Applicable Securities Laws and the Subscriber hereby agrees to indemnify and hold harmless Apollo, its Affiliates and their representatives, directors, officers, employees and underwriters from and against all losses, liability, claims, costs, expenses and damages arising from, relating to, or connected with Apollo’s reliance thereon in the event that such representations and warranties are untrue in any material respect, such agreement regarding indemnification to survive the Closing and to continue in full force and effect for the benefit of the Subscriber notwithstanding any subsequent disposition by the Subscriber of the Units. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber to Apollo are true as at the Closing with the same force and effect as if they had been made by the Subscriber as at the Closing and shall survive the Closing and continue in full force and effect for the benefit of Apollo notwithstanding any subsequent disposition by the Subscriber of the Units. The Subscriber undertakes to immediately notify Apollo at the address specified on page (i) of this Agreement of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

6.0    IRREVOCABILITY OF SUBSCRIPTION

6.1    Subjection to Section 7.2, this subscription and Apollo’s acceptance thereof shall become irrevocable in whole or in part, or be revoked in whole or in part, in accordance with the provisions of this Section.

(a)
Upon the completion of the Florida Canyon Transaction in accordance with the Share Purchase Agreement, the subscription for the entire 11,650,000 Units shall become irrevocable without any further act of either party and the 11,650,000 Units shall be issued to the Subscriber on the Closing Date.

(b)	If the Share Purchase Agreement is terminated in accordance with its terms, then:

(i)	in the event that the Share Purchase Agreement is terminated pursuant to Section 9.1(b)(ii) of the Share Purchase Agreement:

(A)
Apollo shall have the right, but not the obligation, to deliver a written notice to the Subscriber within five (5) Business Days of the date of the termination, informing the Subscriber either (i) that the subscription shall become irrevocable with respect to US$2,500,000 worth of Units (for greater certainty, 8,321,429 Units); or (ii) that the subscription is revoked in its entirety. If Apollo does not deliver such a written notice to the Subscriber during such five (5) Business Day period, Apollo shall be deemed to have elected to have the subscription for the 8,321,429 Units become irrevocable. Upon the Subscriber's receipt of the written notice or upon the deemed election by Apollo to make the subscription for US$2,500,000 worth of Units irrevocable (as applicable, the "Conversion Election"), the subscription for the 8,321,429 Units shall become irrevocable without any further act of either party and the 8,321,429 Units shall be issued to the Subscriber on the Closing Date; and

(B)
if Apollo makes or is deemed to make the Conversion Election, the Subscriber shall have the right, but not the obligation, to elect to subscribe for US$1,000,000 worth of Units (for greater certainty, 3,328,571 Units) by delivering a written notice to Apollo within two (2) Business Days of the date of the Conversion Election, informing Apollo that the Subscriber wishes to subscribe for 3,328,571 Units. If the Subscriber does not deliver such a written notice to Apollo during such two (2) Business Day period, the Subscriber shall be deemed to have elected not to subscribe for the 3,328,571 Units and the subscription for such 3,328,571 Units shall be revoked effective on the day following the two (2) Business Day period. Upon Apollo's receipt of the written notice, the subscription for the 3,328,571 Units shall become irrevocable without any further act of either party and the 3,328,571 Units shall be issued to the Subscriber on the Closing Date; and

(C)
if Apollo does not and is not deemed to make the Conversion Election, the subscription for the entire 11,650,000 Units shall be revoked without further act by either party effective five (5) Business Days after the Share Purchase Agreement is terminated.

(ii)
in the event that the Share Purchase Agreement is terminated for any other reason, the subscription for the entire 11,650,000 Units shall revoked effective five (5) Business Days after such termination, without further act of either party, unless, within such five (5) Business Day period, Subscriber delivers a written notice to Apollo informing Apollo of Subscriber’s election to make the subscription for either US$2,500,000 worth of Units or US$3,500,000 worth of Units irrevocable. Upon Apollo’s receipt of such notice, the subscription for 8,321,429 Units or 11,650,000 Units, as applicable, shall become irrevocable and such number of Units shall be issued to the Subscriber on the Closing Date, and if the Subscriber’s election was for a subscription for 8,321,429 Units, the subscription as to the remaining 3,328,571 Units shall be revoked effective upon delivery of such written notice.

(c)	Other than the revocation rights set out in Section 6.1(b) above, the subscription for any or all of the Units hereunder cannot be revoked unless with prior written consent of Apollo.

7.0    CLOSING

7.1    Subject to the receipt of all completed items in accordance with Section 7.4, the Closing will take place at the place as agreed upon by the parties on the Closing Date.

7.2    Closing Arrangement and Termination

(a)	If, prior to the Closing Time the terms and conditions contained in this Agreement have been complied with to the satisfaction of the parties, or waived by them,

(i)
in the case of subscription for the entire 11,650,000 Units pursuant to Section 6.1(a), the Subscriber shall deliver US$3,500,000 to or to the direction of Apollo on or prior to Closing in immediately available funds against delivery by Apollo of certificates representing the 11,650,000 Shares and 2,000,000 Warrants comprising the 11,650,000 Units and such other documentation as may be required pursuant to this Agreement; or

(ii)	in the case of subscription for the entire 11,650,000 Units ,

(A)	pursuant to Sections 6.1(b)(i)(A) and the Subscriber has elected to subscribe for 3,328,571 Units pursuant to Section 6.1(b)(i)(B); or

(B)	pursuant to Section 6.1(b)(ii), where the Subscriber has elected to subscribe for 11,650,000 Units,

the Subscriber shall deliver to Apollo the Promissory Note as payment of the portion of the Subscription Price that equals the principal amount of the Promissory Note (US$2,500,000), plus the interest accrued thereon through the Closing Date, and the Subscriber shall deliver the remaining portion of the Subscription Price to or to the direction of Apollo on or prior to Closing in immediately available funds, all against delivery by Apollo of certificates representing the 11,650,000 Shares and 2,000,000 Warrants comprising the 11,650,000 Units and such other documentation as may be required pursuant to this Agreement. The issuance of the applicable number of Units to the Subscriber at the Closing shall constitute a complete discharge of the indebtedness evidenced by the Promissory Note; or

(iii)	in the case of subscription for 8,321,429 Units:

(A)	pursuant to 6.1(b)(i)(A) and the Subscriber has elected or is deemed to have elected not to subscribe for 3,328,571 Units pursuant to Section 6.1(b)(i)(B); or

(B)	pursuant to Section 6.1(b)(ii), where the Subscriber has elected to subscribe for 8,321,429 Units,

the Subscriber shall deliver to Apollo the Promissory Note as payment of the Subscription Price for 8,321,429 Units subscribed for pursuant to this Agreement against delivery by Apollo of certificates representing the 8,321,429 Shares and 1,428,571 Warrants comprising the 8,321,429 Units and such other documentation as may be required pursuant to this Agreement and payment by Apollo to or to the direction of the Subscriber in immediately available funds of the interest accrued on the Promissory Note through the Closing Date. The issuance of the 8,321,429 Units to the Subscriber and the payment of such accrued interest to the Subscriber at the Closing shall constitute a complete discharge of the indebtedness evidenced by the Promissory Note.

(b)
If, prior to the Closing, the subscription is revoked in accordance with Section 6.1(b)(i)(C) or 6.1(b)(ii), or the terms and conditions contained in this Agreement (other than delivery by Apollo to the Subscriber of certificates representing the Shares and the Warrants) have not been complied with to the satisfaction of the parties, or waived by them, this Agreement shall terminate and Apollo and the Subscriber will have no further obligations under this Agreement.

7.3    The Closing of the Offering is conditional upon the following:

(a)
the issue and sale of the Units in the Offering Jurisdictions being exempt from the requirement to file a prospectus, registration statement or similar document under the Applicable Securities Laws relating to the sale of the Units, or Apollo having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or similar document; and

(b)	Apollo has received all regulatory and third party approval of the Private Placement, including the conditional approval of the TSX and final approval of the AMEX.

7.4    The Subscriber acknowledges and agrees that the obligations of Apollo hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Agreement as of the date of this Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Subscription Price, which will be satisfied in accordance with Section 7.2(a) above;

(b)	the Subscriber having properly completed, signed and delivered this Agreement;

(c)	the Subscriber having properly completed, signed and delivered the certificate in the form set out in Schedule "B";

(d)
the Subscriber having properly completed, signed and delivered any further documentation as required under Applicable Securities Laws or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by Apollo.

7.5    Apollo acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of Apollo contained in this Agreement as of the date of such agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions:

(a)	the covenants of Apollo have been performed, satisfied and complied with, where applicable, as at the Closing Time;

(b)	Apollo has delivered to the Subscriber or its counsel the following items:

(i)	original copies of the certificates representing the Shares and the Warrants purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii)	a copy of this Agreement duly executed by Apollo; and

(iii)	such other documents relating to the transactions contemplated by this Agreement as the Subscriber or its counsel may reasonably request.

8.0    HOLD PERIOD AND RESALE RESTRICTIONS

8.1    The Subscriber understands and hereby acknowledges that:

(a)
the Shares and Warrants issuable pursuant to the Private Placement, and the Warrant Shares, will be subject to certain resale restrictions imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that the Shares and Warrants issuable pursuant to the Private Placement, and the Warrant Shares, not be traded for a period of four months from the Closing Date as required under the Applicable Securities Laws in Canada, the prohibition reflected in the legend set forth in Section 8.1(e) below on trading through the TSX while the certificate bears a legend pursuant to Sections 8.1(c) or (d), and the applicable restriction period under the U.S. Securities Act, except as permitted by Applicable Securities Laws, and that the Shares, the Warrants and the Warrant Shares and all securities issued in exchange thereof are "restricted securities" as defined under Rule 144 and may be resold only if:

(i)	the sale is to Apollo;

(ii)
the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii)
the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws;

(iv)
the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to Apollo an opinion of counsel to that effect reasonably satisfactory to Apollo; or

(v)	the sale is pursuant to an effective registration statement under the U.S. Securities Act.

(b)
while Apollo has agreed to file the Registration Statement (as described in the Registration Rights Agreement) and cause it to be declared effective by the SEC, there is no assurance that Apollo will be able to cause the Registration Statement to be declared effective by the SEC, and if the Registration Statement is not declared effective by the SEC, the Shares and the Warrant Shares may not be resold by the Subscriber, except pursuant to an exemption contained under the Applicable Securities Laws, which may not be available, and if the Registration Statement is not declared effective, the Shares and the Warrant Shares remain "restricted" securities under the U.S. Securities Act and may only be sold pursuant to an effective registration statement with respect to such securities, pursuant to Regulation S or other exemption from the registration requirements of the U.S. Securities Act or, if such Registration Statement is declared effective by the SEC, in the manner provided in the Registration Statement for the resale of such securities;

(c)
for the period under the U.S. Securities Act when the Shares, the Warrants and the Warrant Shares are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing such security shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBPARAGRAPH (B) OR (C) ABOVE, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ''UNITED STATES'' AND ''U.S. PERSON'' HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

(d)
certificates representing the Shares and the Warrants comprising the Units and the Warrant Shares will bear a legend containing restrictions in conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clause 8.1(c) above, until the earlier of: (1) such securities are sold pursuant to an effective Registration Statement and the seller shall have provided written confirmation to Apollo that the seller has complied with the prospectus delivery requirements under the U.S. Securities Act; or (2) the holder of the applicable security has furnished to Apollo an opinion of U.S. securities counsel reasonably acceptable to Apollo that the securities represented by such certificates are no longer "restricted securities" as defined in Rule 144 under the U.S. Securities Act; and

(e)
In addition to the foregoing legends, the certificates representing the Shares, the Warrants and the Warrant Shares, if issued prior to such time as the restrictive legend set forth in clause 8.1(c) is no longer required under applicable requirements of the U.S. Securities Act and all restrictions are removed with respect to such securities pursuant to applicable state securities laws, shall bear, in addition to any legend(s) required by MI 45-102 and the U.S. Securities Act, the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

(f)
In addition to the foregoing legends, the certificates representing the Warrants will bear a legend stating that the Warrants and the Warrant Shares have not been registered under the U.S. Securities Act and that the Warrants may not be exercised by or on behalf of any U.S. person unless registered under the U.S. Securities Act or an exemption from such registration is available.

(g)
The Warrants may not be exercised unless the person exercising the Warrants provides to the Corporation, at the time of exercise, either (i) a written certification that it is not a U.S. person and the Warrants are not being exercised in the United States or on behalf of a U.S. person, or (ii) a written opinion of counsel to the effect that the Warrants and the Warrant Shares have been registered under the U.S. Securities Act or are exempt from registration thereunder.

8.2    The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and Apollo is not in any manner responsible) for complying with such restrictions, including, without limitation of the foregoing, as long as the Shares, the Warrants and the Warrant Shares are restricted securities under the U.S. Securities Act, such securities may only be resold (a) to Apollo, (b) pursuant to Regulation S, (c) pursuant to another exemption from registration under the U.S. Securities Act or (d) pursuant to a registration statement declared effective under the U.S. Securities Act; and

8.3    The Subscriber will not sell, assign or transfer any of the Units except in accordance with the provisions of Applicable Securities Laws and stock exchange rules, if applicable, in the future.

9.0    MISCELLANEOUS

9.1    Subject to Section 6.0, the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription for and offer to purchase the Units is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

9.2    The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Offering.

9.3	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4    Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Units and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by Apollo, or by anyone else.

9.5	The parties may amend this Agreement only in writing.

9.6	This Agreement enures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and, successors.

9.7
A party will give all notices or other written communications to the other party concerning this Agreement by hand or by registered mail addressed to such other party’s respective address which is noted on the cover page of this Agreement.

9.8
The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over Apollo’s affairs or as may be required from time to time under the Applicable Securities Laws, including without limitation to the TSX and the AMEX.

9.9
This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and Apollo will be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement, and acceptance by Apollo of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and Apollo as if Apollo had accepted the Agreement originally executed by the Subscriber.

9.10
Each of the parties hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Units and this Agreement be drawn in the English language only. Les parties reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons de sousciciption spéciaux et soient rédigés en anglais seulement.

SCHEDULE "B"

CERTIFICATE OF NON-CANADIAN SUBSCRIBERS
(OTHER THAN U.S. SUBSCRIBERS)

The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, further represents, warrants and covenants to and with the Corporation (and acknowledges that the Corporation is relying thereon) that it is, and (if applicable) any beneficial purchaser for whom it is contracting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	the Subscriber is, and (if applicable) any other purchaser for whom it is contracting hereunder:

(i)	is purchasing the Units as principal for its, or (if applicable) each such other purchaser’s, own account, and not for the benefit of any other person; and

(ii)
shall deliver to the Corporation such further particulars of any exemption from any prospectus or securities registration requirements available to the Corporation, the Subscriber and any such other purchaser under applicable securities laws of their jurisdiction of residence or to which the Subscriber and any such other purchaser are otherwise subject to, as the Corporation may reasonably request;

(b)
the Subscriber, and (if applicable) any other purchaser for whom we are contracting hereunder will not sell or otherwise dispose of any Shares and the Warrants comprising the Units, and the Warrant Shares, except in accordance with applicable securities laws in Canada and the United States and in accordance with the rules and regulations of the Toronto Stock Exchange and the American Stock Exchange, and if the Subscriber, or (if applicable) such beneficial purchaser sells or otherwise disposes of any Shares, Warrants or Warrant Shares to a person other than a resident of Canada or the United States, as the case may be, the Subscriber, and (if applicable) such beneficial purchaser, will obtain from such purchaser representations, warranties and covenants in the same form as provided in this Schedule "B" and shall comply with such other requirements as the Corporation may reasonably require.

Dated at _____________ this ________ day of _______________, 2005.

JIPANGU, INC.

By:

Title:

B-1

SCHEDULE "D"

FORM OF WARRANT CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBPARAGRAPH (B) OR (C) ABOVE, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ''UNITED STATES'' AND ''U.S. PERSON'' HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT. THE SECURITIES TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS WILL NOT BE INITIALLY REGISTERED AND MAY OR MAY NOT LATER BECOME REGISTERED FOR RESALE UNDER THE 1933 ACT. NEITHER ANY WARRANT REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SECURITIES ISSUED UPON EXERCISE OF SUCH WARRANT MAY BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE 1933 ACT, UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Void after 5:00 p.m. (Toronto time) on the •th day of •, 200•.

Number of Warrants: •	Warrant Certificate No. 200●-●

APOLLO GOLD CORPORATION
(organized under the laws of the Yukon Territory)

This is to certify that, for value received, JIPANGU INC. (the "Holder"), shall have the right to purchase from Apollo Gold Corporation (the "Corporation"), at any time and from time to time up to 5:00 p.m. (Toronto time) on •,200• (the "Expiry Time"), one fully paid and non-assessable Common Share for each Warrant (individually, a "Warrant") represented hereby at a price of Cdn$0.39 per share (the "Exercise Price"), upon and subject to the following terms and conditions:

1.    For the purpose of this Warrant, the term "Common Shares" means common shares in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, subdivision, re-division, reduction, combination or consolidation thereof or any other adjustment under clause 8 hereof, or such successive changes, subdivisions, re-divisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, re-division, reduction, combination or consolidation or other adjustment.

2.    All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

3.    The right to purchase Common Shares pursuant to the Warrants may only be exercised by the Holder before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached hereto, in the manner therein indicated; and

(b)
surrendering this Warrant Certificate and the duly completed and executed subscription form to the Corporation at the principal office of the Corporation at 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3212 together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

4.    Issue of Common Shares upon Exercise.

(a)
Upon such delivery and payment as set forth in clause 3, the Corporation shall cause to be issued to the Holder the number of Common Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be delivered via bonded overnight courier to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided.

(b)
The Corporation shall not be required to issue fractional Common Shares upon the exercise of the Warrants and no payment shall be made by the Corporation in lieu of issuing any fractional interest in a Common Share.

5.    The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

6.    The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to clauses 8 and 9 hereof. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

7.    Adjustment

(a)
If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide, re-divide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(b)
If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in 7(a) above), evidences of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the Holder shall receive, in addition to the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.

(c)
If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase.

(d)
If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after the record date, to subscribe for or purchase Common Shares or securities convertible, exercisable or exchangeable into Common Shares (each, a "Convertible Security") at a price per share (or having a conversion, exercise or exchange price per share) less than 95% of the Current Market Price (as defined below) on the earlier of the record date and the date on which the Corporation announces its intention to make such issuance (any such issuance being herein called a "Rights Offering"), the Exercise Price shall be adjusted on the record date so that it shall equal the number which is the product of the Exercise Price in effect immediately prior to the record date and the fraction:

(i)
the numerator of which shall be the total number of Common Shares outstanding immediately prior to the record date plus a number of Common Shares equal to the number arrived at by multiplying the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable by the quotient obtained by dividing the purchase or subscription price for each Common Share or conversion price for each Convertible Security offered for subscription or purchase by such Current Market Price for the Common Shares, and

(ii)
the denominator of which shall be the total number of Common Shares outstanding immediately prior to such record date plus the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable.

To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price in effect immediately prior to the record date, and the Exercise Price will be further adjusted based upon the number of additional Common Shares actually delivered upon the exercise of the rights, options or warrants, as the case may be.

For the purposes of this clause 8(d), "Current Market Price", at any date, means the 5 day weighted average price per Common Share at which the Common Shares have traded: (a) on the Toronto Stock Exchange; or (b) if the Common Shares are not quoted on the Toronto Stock Exchange, on any stock exchange or over-the-counter market upon which the Common Shares are then listed or quoted for trading, during the five (5) consecutive trading days (on each of which at least five hundred (500) Common Shares are traded in board lots) ending the third (3rd) trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the five (5) consecutive trading days by the number of Common Shares sold, provided that if the Common Shares are not listed or quoted for trading on any stock exchange or market, the price shall be determined by the board of directors of the Corporation in its sole discretion, acting reasonably.

(e)
If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in clause 8(a) or (d) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of clause 8(a) or (d), then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(f)
If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this clause 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder of the Warrants hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

8.    The following rules and procedures shall be applicable to the adjustments made pursuant to clause 8:

(a)
no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result, provided, however, that any adjustment which, except for the provisions of this clause 9(a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(b)
the adjustments provided for in clause 8 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

(c)
in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in clause 8(a)(iii) above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(d)
if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(e)
forthwith after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment; and

(f)
any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to clause 8 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder.

9.    On the happening of each and every such event set out in clause 8, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

10.    The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of clauses 8 and 9 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to clause 8 hereof as a result of the completion of the event in respect of which the transfer books were closed.

11.    Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

12.    The Holder may subscribe for and purchase any lesser number of Common Shares than the number of shares expressed in this Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in this Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of Warrant not then exercised. Such new Warrant Certificate shall be delivered by bonded overnight courier to the Holder by the Corporation, contemporaneously with the delivery of the certificate or certificates representing the Common Shares issued pursuant to clause 4.

13.    If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date, and if applicable, with the same legend, as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

14.    The Corporation shall keep at its principal office: (a) a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them; and (b) a register of transfers in which shall be entered the date and other particulars of each transfer of Warrants. The registers hereinbefore referred to shall be open at all reasonable times for inspection by any Holder.

15.    The transferee of a Warrant Certificate shall, after the transfer form attached to the Warrant Certificate or any other form of transfer acceptable to the Corporation, acting reasonably, is duly completed and the Warrant Certificate is lodged with the Corporation and upon compliance with all other conditions in that regard required by this Warrant, by the Toronto Stock Exchange or by law, be entitled to have his name entered on the register of holders as the owner of the Warrants represented thereby free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

16.    Warrant Certificates may, upon compliance with the reasonable requirements of the Corporation, be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of Warrants. The Corporation shall issue and sign all Warrant Certificates necessary to carry out the exchanges contemplated herein, provided:

(i)	Warrant Certificates may be exchanged only at the principal office of the Corporation in the City of Greenwood Village, Colorado;

(ii)	any Warrant Certificates tendered for exchange shall be surrendered to the Corporation and cancelled; and

(iii)	except as otherwise herein provided, the Corporation shall not charge Holders requesting an exchange any sum for any new Warrant Certificate issued.

17.    The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

18.    Legend

(a)
The Holder acknowledges that appropriate legend as follows will be placed upon certificates representing any Common Shares issued upon the exercise of the Warrants represented by this certificate until the hold period expires for the Warrants so represented hereby:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBPARAGRAPH (B) OR (C) ABOVE, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ''UNITED STATES'' AND ''U.S. PERSON'' HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.”

19.    This Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

20.    The Warrants represented by this Warrant Certificate may not be transferred or assigned in whole or in part without the prior written consent of the Corporation, such consent not to be unreasonably withheld, or without compliance with all applicable United States federal and state securities laws, all applicable securities laws in Canada and other applicable securities laws and the rules of the Toronto Stock Exchange, by the transferor and the transferee (including the delivery of investment representation letters and legal opinion reasonably satisfactory to the Corporation, if requested by the Corporation).

21.    The Holder, by acceptance hereof, agrees that the Warrants represented by this Warrant Certificate, and the Common Shares issuable upon exercise thereof, are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of the Warrants or the Common Shares issuable upon exercise thereof except under circumstances which will not result in a violation of any applicable securities laws in Canada and other applicable securities laws or the rules of the Toronto Stock Exchange.

22.    All references herein to monetary amounts are references to lawful money of Canada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED this____________ day of_______________, 200__.

APOLLO GOLD CORPORATION

By:

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	APOLLO GOLD CORPORATION
5655 South Yosemite Street
Suite 200
Greenwood Village, CO
80111-3212

THE UNDERSIGNED hereby subscribes for   common shares of APOLLO GOLD CORPORATION according to the terms and conditions set forth in the annexed warrant certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate).

In connection with this subscription, the undersigned hereby certifies that (check one):

[ ]	1.	It is not a U.S. person and the Warrants are not being exercised in the United States or on behalf of a U.S. person; or

[ ]	2.
It has enclosed with this subscription a written opinion of counsel to the effect that the warrants and the common shares issuable upon exercise of the warrants have been registered under the U.S. Securities Act or are exempt from registration thereunder.

The terms “U.S. person” and “United States” are as defined in Regulation S under the United States Securities Act of 1933, as amended.

Address for Delivery of Shares:

Attention:

Exercise Price Tendered
(Cdn$0.39 per share or as adjusted)   Cdn$

DATED at Toronto, this _____day of _______________, 200___.

Witness:	)
)
	)	Holder's Name
)
)
	)	Authorized Signature
)
)
	)	Title (if applicable)

ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:

TO:	APOLLO GOLD CORPORATION
5655 South Yosemite Street
Suite 200
Greenwood Village, CO
80111-3212

FOR VALUE RECEIVED,	Warrants represented by this Warrant Certificate are

hereby transferred to

residing at
You are hereby instructed to take the necessary steps to effect this transfer.

DATED at Toronto, this _____day of _______________, 200___.

Witness:	)
)
	)	Holder's Name
)
)
	)	Authorized Signature
)
)
	)	Title (if applicable)

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to the Corporation.